Exhibit 99.1

TScan Therapeutics Announces Appointment of Barbara Klencke, M.D., to its Board of Directors

Deepens the Board’s clinical oncology and commercialization expertise as programs for hematologic malignancies and solid tumors advance

Company also announces key leadership promotions

WALTHAM, Mass., April 10, 2023 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced the appointment of Barbara Klencke, M.D., to its Board of Directors, effective April 6, 2023. Dr. Klencke is an accomplished oncology drug developer with a demonstrated track record of success, having made substantial contributions to the development and approval of numerous oncology products.

“I am pleased to welcome Barbara, a highly respected and experienced leader in oncology, as an independent director to the TScan Board,” said Gavin MacBeath, Ph.D., acting Chief Executive Officer and Chief Scientific and Operating Officer. “As Chief Medical Officer and Chief Development Officer of a late-stage biopharmaceutical company focusing on advancing targeted therapeutics for the treatment of rare cancers, Barbara brings extensive experience that will be critical in the next phase of the Company’s growth. The addition of Dr. Klencke comes at an exciting time for our Company as we continue to deliver on our focused clinical pipeline with multiple value inflection points in solid tumors and hematologic malignancies throughout 2023. We look forward to her contributions.”

“I am delighted to be joining TScan Therapeutics’ board as I share the Company’s commitment to creating life-changing T cell therapies for patients in need. I am grateful to be working alongside an accomplished team of industry veterans and look forward to contributing to the progress already underway, helping to support the advancement of the Company’s compelling scientific pipeline,” commented Dr. Klencke.

Dr. Klencke is a seasoned executive with more than 20 years of experience across both pharmaceutical and biotech companies. She most recently served as the Chief Medical and Chief Development Officer of Sierra Oncology Inc., which was acquired by GlaxoSmithKline in 2022. Dr. Klencke has served as an independent board member of eFFECTOR Therapeutics, Inc. since 2021, Immune-Onc Therapeutics, Inc. since 2022, and Lexent Bio, Inc. from 2017 until the company’s acquisition by Foundation Medicine, Inc. in 2020. From 2011 to 2015, Dr. Klencke served as Senior Vice President, Global Development at Onyx Pharmaceuticals Inc., which was acquired by Amgen Inc. in 2013. She also led a variety of both early- and late-stage oncology programs during her tenure at Genentech, Inc. from 2003 to 2011. Throughout her career, she has played a major role in the successful development, approval and early commercialization of a number of important oncology products. Dr. Klencke completed her Internal Medicine and Hematology and Oncology training at the University of California, San Francisco and remained there as an Assistant Professor of Medicine in Oncology, focusing on clinical research, from 1995 to 2002. She holds a Bachelor of Science from Indiana University and a Doctor of Medicine from the University of California, Davis.

Key Leadership Promotions

“At TScan, we believe it is of paramount importance to harness the strengths of our executive management team as we navigate our first clinical trials across hematologic malignancies and solid tumors,” said Brian Silver, J.D., Chief Financial Officer. “These key promotions highlight the strength of our in-house team as our clinical-stage oncology programs advance.”

Shrikanta Chattopadhyay, M.D., M.M.Sc., has been promoted to Senior Vice President, Medical, Translational Medicine. Dr. Chattopadhyay has over 15 years of experience in drug discovery and drug development in academic and industry settings. Prior to joining TScan, Shri was a board-certified hematologist-oncologist at Massachusetts General Hospital, physician-scientist at the Broad Institute of MIT and Harvard and a clinical consultant for venture capital and biotechnology companies. In addition to clinical practice, he oversaw a broad spectrum of research efforts including preclinical drug discovery, first-in-human and later phase clinical trials. Shri began consulting for TScan in 2019 and was inspired to join full time in January 2021. He obtained his M.D. at the All India Institute of Medical Sciences and his Master of Medical Sciences in clinical investigation at Harvard Medical School. Shri completed his residency training in internal medicine at the Albert Einstein College of Medicine and his clinical fellowship in hematology/oncology at the Dana-Farber Cancer Institute.

Ann Hargraves has been promoted to Senior Vice President, Human Resources. Ann has over 20 years of experience building and leading teams. Prior to joining TScan, Ann founded Mindset Consulting, working to build the people strategy and capability for businesses in multiple industries. Before founding Mindset, Ann was the Head of Human Resources at Kettle Cuisine, through multiple acquisitions and divestitures. Before joining Kettle Cuisine, Ann led Human Resources for Keurig where she was instrumental in building a nationally recognized culture and high performing teams that contributed to Keurig’s hyper growth and success. Previously, Ann was the Vice President of Operations at an independent publishing company. Ann is an S.P.H.R. and holds a B.S. in Psychology from Salem State College.

Ray Lockard, M.B.A., has been promoted to Senior Vice President, Technical Operations and Quality. Ray brings to TScan over 25 years of experience in quality, validation, supply chain and manufacturing. Prior to joining TScan, Ray served as Executive Director, CMC, QA and External Quality at Ultragenyx Pharmaceutical Inc. Before joining Ultragenyx, he was the Quality Site Head for the AveXis (now Novartis Gene Therapies) gene therapy manufacturing facility in Raleigh N.C. Prior to that, Ray held positions of increasing responsibility for various biotechnology and life sciences companies including Biogen Inc., Alnylam Pharmaceuticals, Inc., Precision NanoSystems, and Editas Medicine, Inc. Ray holds a B.S. in Biology from Hampden-Sydney College and an M.B.A. from the University of North Carolina, Chapel Hill, Kenan-Flagler Business School.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s hematologic malignancies and solid tumor programs, , the potential benefits of any of the Company’s proprietary platforms, multiplexing, or current or future product candidates in treating patients, and the Company’s goals and strategy. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “advance,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; TScan’s recently approved INDs being indicative or predictive of bringing TScan closer to its goal of providing customized TCR-T therapies to treat patients with cancer; the timing of the launch, initiation, progress and expected results and announcements of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s timeline regarding its filing of INDs for its TCRs throughout the year, TScan’s ability to enroll patients for its clinical trials within its expected timeline, TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com